                                                                  CONFORMED COPY



                                FOURTH AMENDMENT
                               TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 10, 2001, is by and among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement (as defined below) in their capacities as lenders (collectively, the "Lenders", and each individually, a "Lender"), and Bankers Trust Company, as administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of June 19, 1998 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders have provided to the Borrower credit facilities and other financial accommodations; and

     WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and the Lenders and the Agent are agreeable to the same, subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by deleting the definition of "Applicable Base Rate Margin", "Applicable Commitment Fee Percentage" and "Applicable Eurodollar Rate Margin" and substituting therefor the following:

          "Applicable Base Rate Margin" means, on any date, (i) with respect to Revolving Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Revolving Loan Margin opposite the corresponding date range and (ii) with respect to Term Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Term Loan Margin opposite the corresponding date range:

          -------------------------------------------------------------------------------------------------
                                                       Applicable Base Rate      Applicable Base Rate Term
                            Date                       Revolving Loan Margin            Loan Margin
          -------------------------------------------------------------------------------------------------
          Fourth Amendment Effective Date to and               4.00%                       4.00%
          including March 31, 2002
          -------------------------------------------------------------------------------------------------
          April 1, 2002 to and including September             4.25%                       4.25%
          30, 2002
          -------------------------------------------------------------------------------------------------
          October 1, 2002 and thereafter                       4.50%                       4.50%
          -------------------------------------------------------------------------------------------------

          "Applicable Commitment Fee Percentage" means, at any date, 0.50%.

          "Applicable Eurodollar Rate Margin" means, at any date, (i) with respect to Revolving Loans, the applicable percentage set forth in the following table under the column Applicable Eurodollar Rate Revolving Loan Margin opposite the corresponding date range and (ii) with respect to Term Loans, the applicable percentage set forth in the following table under the column Applicable Eurodollar Rate Term Loan Margin opposite the corresponding date range:

          -----------------------------------------------------------------------------------------------
                                                      Applicable Eurodolloar            Applicable
                            Date                        Rate Revolving Loan           Eurodollar Rate
                                                              Margin                 Term Loan Margin
          -----------------------------------------------------------------------------------------------
          Fourth Amendment Effective Date to and               5.00%                       5.00%
          including March 31, 2002
          -----------------------------------------------------------------------------------------------
          April 1, 2002 to and including September             5.25%                       5.25%
          30, 2002
          -----------------------------------------------------------------------------------------------
          October 1, 2002 and thereafter                       5.50%                       5.50%
          -----------------------------------------------------------------------------------------------


     (b) Section 1.1 of the Credit Agreement is further amended by inserting the following new sentence at the end of the definition of "Consolidated EBITDA" appearing in such Section:

     "For the purposes of computing Consolidated Net Income or Consolidated Net Loss in determining Consolidated EBITDA of Borrower and its Subsidiaries, there shall be excluded from the computation thereof, without duplication and to the extent not otherwise excluded from the computation thereof, non-cash charges (i) from the cessation of operations of all or a portion of, or sale or other disposition of all or a portion of, the Borrower's S&G Packaging Division not to exceed $25,000,000 in the aggregate and (ii) from the write-down of receivables owing from PG&E as a result of the monetization of such receivables not to exceed $2,000,000 in the aggregate in Fiscal Year 2002."

     (c) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Credit Party" and substituting therefor the following:

          "Credit Party" means Borrower, each Subsidiary Guarantor and any other guarantor which may hereafter enter into a guarantee agreement with respect to the Obligations.

     (d) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Eurodollar Rate" and substituting therefor the following:

          "Eurodollar Rate" means the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rate per annum obtained by dividing (i) the greater of (A) the offered quotation, if any, to first-class banks in the interbank eurodollar market by BT for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by BT with maturities comparable to such Interest Period, determined as of approximately 10:00 A.M. (New York City time) on the Interest Rate Determination Date and (B) 2.50%, by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or any successor regulation)) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by Agent shall be conclusive and binding on Borrower absent manifest error.

     (e) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Interest Payment Date" and substituting therefor the following:

          "Interest Payment Date" means (a) as to any Base Rate Loan, each Monthly Payment Date to occur while such Loan is outstanding, (b) as to any Eurodollar Loan the last day of the Interest Period applicable thereto and
     (c) as to any Eurodollar Loan having an Interest Period longer than one month, each Monthly Payment Date to occur while such Loan is outstanding; provided, however, that, in addition to the foregoing, each of (x) the date upon which both the Revolving Commitments have been terminated and the Loans have been paid in full and (y) the Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

     (f) Section 1.1 of the Credit Agreement is further amended by deleting the definitions of "Mortgage", "Mortgage Policies" and "Mortgaged Property", and substituting therefor the following:

          "Mortgage" is defined in Section 5.1(d) and shall also include any mortgages or similar documents executed pursuant to Section 7.12 or the Fourth

     Amendment, all as amended, restated, supplemented or otherwise modified from time to time.

          "Mortgage Policies" is defined in Section 5.1(d) and shall also include any mortgage policies or similar documents executed pursuant to
     Section 7.12 or the Fourth Amendment.

          "Mortgaged Property" is defined in Section 5.1(d) and shall also include any real property subject to a mortgage pursuant to Section 7.12 or the Fourth Amendment.

     (g) Section 1.1 of the Credit Agreement is further amended by deleting the first occurrence of the word "Borrower" in the definition of "Obligations" and substituting therefor the words "Credit Parties".

     (h) Section 1.1 of the Credit Agreement is further amended by deleting the clause "$175,000,000 as of the Closing Date" from the definition of "Revolving Commitments" and substituting the clause "$157,500,000 as of the Fourth Amendment Effective Date".

     (i) Section 1.1 of the Credit Agreement is further amended by deleting the table now appearing at the end of the definition of "Scheduled Term Repayments" and substituting therefor the following:

                                          SCHEDULED TERM
              DATE                        LOAN PRINCIPAL PAYMENT
              ----                        ----------------------
              December 15, 2001           $625,000
              June 15, 2002               $625,000
              December 15, 2002           $625,000
              June 15, 2003               $625,000
              Term Loan Maturity Date     $37,275,000 or, if less, the aggregate
                                          principal of Term Loans outstanding

     (j) Section 1.1 of the Credit Agreement is further amended by inserting the phrase ", the Subsidiary Guaranty" immediately following the word "Mortgages" in the definition of "Security Documents".

     (k) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Subsidiary Guarantor" and substituting therefor the following:

          "Subsidiary Guarantor" means each of the Subsidiaries of Borrower party to the Subsidiary Guaranty as of the Fourth Amendment Effective Date and each of the Subsidiaries of Borrower that becomes a party to a Subsidiary Guaranty as contemplated in Section 7.12.

     (l) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Term Loan Maturity Date" and substituting therefor the following:

          "Term Loan Maturity Date" means June 19, 2003, or such earlier date as the outstanding Term Loan shall have been reduced to $0 pursuant to this Agreement.

     (m) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Total Available Revolving Commitment" and substituting therefor the following:

          "Total Available Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available Revolving Commitments of the Lenders at such time minus the Liquidity Reserve at such time.

     (n) Section 1.1 of the Credit Agreement is further amended by inserting the following new definitions in the appropriate alphabetical order:

          "Deposit Account Agreement" means a Deposit Account Agreement in substantially the form of Exhibit 1.1(a) attached hereto (with such modifications as are acceptable to Agent).

          "Fourth Amendment" means that certain Fourth Amendment to Credit Agreement dated as of December 10, 2001 by and among Borrower, Agent and the Lenders.

          "Fourth Amendment Effective Date" means the "Effective Date" as defined in the Fourth Amendment

          "Liquidity Reserve" means $17,500,000.

          "Monthly Payment Date" means, subject to Section 4.6, the fifteenth
     (15th) day of each month, commencing December 15, 2001.

          "Scheduled Revolving Commitment Reduction Percentage" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate amount of Scheduled Revolving Commitment Reductions not yet made and the denominator of which is equal to the aggregate amount of Scheduled Revolving Commitment Reductions and Supplemental Scheduled Term Repayments not yet made.

          "Scheduled Revolving Commitment Reductions" means, with respect to the mandatory reductions of the Revolving Commitments for each date set forth below, the Dollar amount set forth opposite thereto:

                                                SCHEDULED REVOLVING
                 DATE                           COMMITMENT REDUCTION
                 ----                           --------------------
                 March 31, 2002                 $12,500,000
                 December 31, 2002              $63,000,000

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed by the Subsidiary Guarantors substantially in the form of Exhibit D to the Fourth Amendment, as amended, restated, supplemented or otherwise modified from time to time.

          "Supplemental Scheduled Term Repayment Percentage" means, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate amount of Supplemental Scheduled Term Repayments not yet made and the denominator of which is equal to the aggregate amount of Scheduled Revolving Commitment Reductions and Supplemental Scheduled Term Repayments not yet made.

          "Supplemental Scheduled Term Repayments" means, with respect to the principal payments on the Term Loans for each date set forth below, the Dollar amount set forth opposite thereto:

                                                SUPPLEMENTAL SCHEDULED
                 DATE                           TERM REPAYMENT
                 ----                           --------------
                 March 31, 2002                 $7,500,000
                 December 31, 2002              $37,000,000

     (o) Section 1.1 of the Credit Agreement is further amended by deleting the definition of "Borrower's Portion of Excess Cash Flow", "Most Recent Ratio of Total Debt to EBITDA" and "Quarterly Payment Date".

     (p) The Credit Agreement is further amended by replacing each reference therein to "Quarterly Payment Date" with a reference to "Monthly Payment Date".

     (q) Section 2.1(c)(i) of the Credit Agreement is amended by replacing the reference therein to "$25.0 million" with a reference to "$15.0 million".

     (r) Section 3.3 of the Credit Agreement is further amended by deleting the final sentence thereof.

     (s) Section 4.2(a) of the Credit Agreement is amended by deleting such Section and substituting therefor the following:

          (a) Reduction of Revolving Commitment. The Revolving Commitments shall be reduced (i) at the time and in the amounts required to be reduced pursuant to Section 4.4(c), (d), (e), (f), and (g) and (ii) to the extent not reduced pursuant to clause (i) hereof, on the dates and in the amounts set forth in the definition of Scheduled Revolving Commitment Reduction.

     (t) Sections 4.4(b)-(g) of the Credit Agreement are amended by deleting such Sections and substituting therefor the following:

          (b) Scheduled Term Repayments and Supplemental Scheduled Term Repayments Borrower shall cause to be paid Scheduled Term Repayments and Supplemental Scheduled Term Repayments on the Term Loans until the Term Loans are paid in full in the amounts and at the times specified in the definitions of Scheduled Term Repayments and Supplemental Scheduled Term Repayments to the extent that prepayments on or after the Fourth Amendment Effective Date have not previously been applied to such Scheduled Term Repayments (and such Scheduled Term Repayments or Supplemental Scheduled Term Repayments have not otherwise been reduced on or after the Fourth Amendment Effective Date) pursuant to the terms hereof.

          (c) Mandatory Prepayment Upon Asset Disposition. On the first Business Day after the date of receipt thereof by Borrower and/or any of their Subsidiaries of Net Sale Proceeds from any Asset Disposition, an amount equal to 100% of the Net Sale Proceeds from such Asset Disposition shall be applied as a mandatory repayment of the Obligations as provided in Section 4.5, provided, that with respect to no more than $5,000,000 in the aggregate of such Net Sale Proceeds received from and after the Closing Date, the Net Sale Proceeds therefrom shall not be required to be so applied to the extent that no Event of Default or Unmatured Event of Default then exists.

          (d) Mandatory Prepayment With Excess Cash Flow. On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of the Obligations as provided in Section 4.5.

          (e) Mandatory Payment With Proceeds of Capital Stock. On the first Business Day after receipt thereof by Borrower and/or any of their Subsidiaries, an amount equal to 100% of the Net Offering Proceeds of the sale or issuance of Capital Stock of (or cash capital contributions to) Borrower or any of their Subsidiaries (other than (i) equity contributions permitted under Section 8.8 to any of Borrower's Subsidiaries made by Borrower or any of its Subsidiaries and (ii) proceeds received as a result of the exercise of any stock options exercised by any director, officer or employee of Borrower to the extent the proceeds excluded pursuant to this clause (ii) do not exceed $500,000 for any single exercise (or series of related exercises), provided that the excess of such proceeds over such $500,000 minimum amount shall be excluded to the extent the aggregate amount of all such excess proceeds does not exceed $500,000), shall be applied as a mandatory repayment of the Obligations as provided in Section 4.5.

          (f) Mandatory Prepayment Upon Incurrence of Indebtedness. On the first Business Day after receipt thereof by Borrower and/or any of their Subsidiaries, an amount equal to 100% of the Net Offering Proceeds of the incurrence of Indebtedness by Borrower and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.2) shall be applied as a mandatory repayment of the Obligations as provided in Section 4.5.

          (g) Mandatory Prepayment Upon Recovery Event. Within ten (10) days following each date on which Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of the Obligations as provided in Section 4.5, provided that (1) so long as no Event of Default or Unmatured Event of Default then exists, if the net proceeds from any Recovery Event are less than $5,000,000, then no prepayment shall be required pursuant to this Section 4.4(g), and (2) so long as no Event of Default or Unmatured Event of Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than $5,000,000 but less than $25,000,000, such proceeds shall not be required to be so applied on such date to the extent that (x) Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with the Agent for the benefit of the Secured Parties (the "Recovery Event Escrow Account"), from which escrow account amounts may be withdrawn only to repay the Obligations or to be used for the purposes described in clause (x) above, provided, further, that (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds $25,000,000, then the entire amount and not just the portion in excess of $25,000,000 shall be applied as a mandatory repayment of the Obligations as provided above in this Section 4.4(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of the Obligations pursuant to the first proviso of this Section 4.4(g) are not so used (or contractually committed to be used) within 365 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of the Obligations as provided in this Section 4.4(g) and (iii) if all or any portion of such proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of the Obligations as provided in this Section 4.4(g).

     (u) Section 4.5(a) of the Credit Agreement is amended by deleting such Section and substituting therefor the following:

          (a) Prepayments. Except as expressly provided in this Agreement, all prepayments of principal made by Borrower pursuant to Section 4.4 shall be applied (i) first to the payment of the unpaid principal amount of the Loans (with the Supplemental Scheduled Term Repayment Percentage of such repayment to be applied to the Term Loans and the Scheduled Revolving Commitment Reduction Percentage of such repayment to be applied to the Revolving Loans), with the Revolving Commitments and the Scheduled Revolving Commitment Reductions permanently reduced by the amount of the prepayment of the Revolving Loans and the Scheduled Revolving Commitment Reductions reduced in direct order until the Scheduled Revolving Commitment Reductions and the Supplemental Scheduled Term Repayments have been made, second to the payment of the unpaid principal amount of the Term Loans and third to the payment of the then outstanding balance of the Revolving Loans and the cash collateralization of LC Obligations (in the manner set forth in Section 4.4(a)), in each case in proportional amounts equal to such Lender's applicable Term Pro Rata Share or Revolver Pro Rata Share, as the case may be, of such prepayment; (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurodollar Loans; and (iii) with respect to Eurodollar Loans, in such order as Borrower shall request (and in the absence of such request, as Agent shall determine). Each prepayment of the Term Loans pursuant to Section 4.4(c), (d), (e), (f) and (g) shall be applied first to the Supplemental Scheduled Term Repayments and second to the Scheduled Term Repayments, in each case in the order of the maturity of such principal installments then remaining to be paid. If any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under
     Section 3.5.

     (v) Section 6.11(c) of the Credit Agreement is amended by deleting the words "by Borrower on the Closing Date" from the second sentence thereof and substituting therefor the words "by each Credit Party on the Fourth Amendment Effective Date".

     (w) Section 6.15(a) of the Credit Agreement is amended by deleting the words "of Borrower on the Closing Date" from the first sentence thereof and substituting therefor the words "of each Credit Party on the Fourth Amendment Effective Date".

     (x) Section 7.12 of the Credit Agreement is amended by deleting such Section and substituting therefor the following:

          7.12  Additional Security; Further Assurances.

(a) Agreement to Grant Additional Security. Promptly, and in any event within 30 days after the acquisition by Borrower or any Subsidiary of assets or real or personal property or leasehold interests of the type that would have constituted Collateral on the Fourth Amendment Effective Date and investments of the type that would have constituted Collateral on the Fourth Amendment Effective Date (the "Additional Collateral"), Borrower will take, or will cause its Subsidiaries to take, all necessary action, including (i) the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate and (ii) with respect to real estate with a fair market value in excess of $250,000 (or, with respect to leased real estate, at which Collateral with a fair market value in excess of $250,000 will be located), the execution of a mortgage, the obtaining of Mortgage Policies, title surveys, Landlord Consents and real estate appraisals satisfying all Requirements of Law, to grant Agent a perfected Lien in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement.

(b) Additional Subsidiary Guarantors. Borrower agrees to cause each new Domestic Subsidiary established or created in accordance with Section 8.16 (a "New Domestic Subsidiary") to execute and deliver the Subsidiary Guaranty or such other guaranty of all Obligations and all obligations under Interest Rate Agreement and Other Hedging Agreements in form and substance satisfactory to Agent;

(c) Pledge of New Subsidiary Stock. Borrower agrees to pledge, or to cause its Subsidiaries to Pledge (i) all of the capital stock of each new Domestic Subsidiary and (ii) 65% of all capital stock of each new Foreign Subsidiary established or created to Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

(d) Grant of Security by New Subsidiaries. Borrower will cause each new Domestic Subsidiary established or created in accordance with Section 8.16 and which is required to execute and deliver the Subsidiary Guaranty pursuant to Section 7.12(b) to grant to Agent a first priority Lien on all property (tangible and intangible) of such Subsidiary upon terms similar to those set forth in the Security Documents as appropriate, and satisfactory in form and substance to Agent and Required Lenders. Borrower shall cause each Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Borrower will cause each of its newly established Subsidiaries to take all actions requested by Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

(e) Documentation for Additional Security. The security interests required to be granted pursuant to this Section 7.12 shall be granted pursuant to such security documentation (which shall be substantially similar to the Security Documents already executed and delivered by Credit Parties) satisfactory in form and substance to Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Additional Security Document and, all taxes, fees and other charges payable in connection therewith shall be paid in full by Borrower. At the time of the execution and delivery of the Additional Security Documents, Borrower shall cause to be delivered to Agent such agreements, opinions of counsel, title surveys, real estate appraisals and other related documents as may be reasonably requested by Agent to assure themselves that this Section 7.12 has been complied with.

(f) Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Borrower reasonably acceptable to Agent does not within 30 days after a request from Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to Agent, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more (in the case of any direct Foreign Subsidiary) or all (in the case of any indirect Foreign Subsidiary) of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), to the extent that entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.12 to be in form and substance reasonably satisfactory to Agent.

     (y) Article VII of the Credit Agreement is amended by inserting a new
Section 7.15 at the conclusion thereof to read as follows:

          Section 7.15. Deposit Accounts. Promptly and in any event within fifteen (15) days following the Fourth Amendment Effective Date, Borrower will, and will cause each other Credit Party to, enter into Deposit Account Agreements with respect to each Deposit Account (as defined in the Security Agreement) maintained by any Credit Party, and use reasonable best efforts to cause each financial institution where each such Deposit Account is maintained to enter into a Deposit Account Agreement.

     (z) Section 8.2(d) of the Credit Agreement is amended by deleting the reference to "$75,000,000" contained therein and substituting therefor a reference to "$60,000,000" and by deleting the second proviso contained therein in its entirety.

     (aa) Section 8.8 of the Credit Agreement is amended by deleting clauses (h) and (i) thereof and substituting therefor the following:

          (h) intentionally omitted; and

          (i) intentionally omitted.

     (bb) Article VIII of the Credit Agreement is amended further by inserting a new Section 8.20 at the conclusion thereof to read as follows:

          Section 8.20. Deposit Accounts. Borrower will not, and will not permit any other Credit Party to, open or establish any Deposit Account (as defined in the Security Agreement) after the Fourth Amendment Effective Date unless simultaneously therewith a Deposit Account Agreement with respect to such Deposit Account is executed by such Credit Party, Agent and the financial institution that maintains such Deposit Account.

     (cc) Section 9.1 of the Credit Agreement is amended by deleting such Section and substituting therefor the following:

          9.1 Capital Expenditures. (a) Borrower will not, and will not permit any of its Subsidiaries to, make or otherwise incur any Capital Expenditures in excess of $10,000,000 in any fiscal quarter. Notwithstanding the foregoing, commencing with the first fiscal quarter of 2002, in the event that the amount of Capital Expenditures permitted to be made by Borrower and its Subsidiaries pursuant to the preceding sentence in any fiscal quarter (before giving effect to any increase in such permitted amount pursuant to this sentence) is greater than the amount of such Capital Expenditures made by Borrower and its Subsidiaries in such fiscal quarter, such excess may be carried forward and utilized to make Capital Expenditures in the next three succeeding fiscal quarters; provided, that in no event shall the aggregate amount of Capital Expenditures made or otherwise incurred by Borrower and its Subsidiaries during any four fiscal quarter period exceed $40,000,000.

          (b) Notwithstanding the foregoing, Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance or condemnation proceeds received by Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect to which such proceeds were paid within 365 days (or committed to be paid within such 365 days so long as such replacement or restoration is made within 180 days after the end of such 365 day period) following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay the Obligations pursuant to Section 4.4(g).

     (dd) Section 9.2 of the Credit Agreement is amended by deleting such
Section in its entirety and substituting therefor the following:

          9.2 Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of Borrower and its Subsidiaries (a) to be less than (i) $14,000,000 for the one fiscal quarter ending September 30, 1998, (ii) $26,000,000 for the two fiscal quarter period ending December 31, 1998 and (iii) $28,000,000 for the three fiscal quarter period ending March 31, 1999, and (b) for the applicable Test Period ending on a date set forth below to be less than the amount set for the opposite such date:


             Date                               Minimum Consolidated EBITDA
             ----                               ---------------------------

     June 30, 1999                                     $37,000,000
     September 30, 1999                                $47,000,000
     December 31, 1999                                 $58,000,000
     March 31, 2000                                    $88,000,000
     June 30, 2000                                     $110,000,000
     September 30, 2000                                $115,000,000
     December 31, 2000                                 $115,000,000
     March 31, 2001                                    $105,000,000
     June 30, 2001                                     $100,000,000
     September 30, 2001                                $100,000,000
     December 31, 2001                                 $85,000,000
     March 31, 2002                                    $82,000,000
     June 30, 2002                                     $87,500,000
     September 30, 2002                                $90,000,000
     December 31, 2002                                 $95,000,000
     March 31, 2003 and each fiscal
     quarter thereafter                                $115,000,000

     (ee) Section 9.3 of the Credit Agreement is hereby amended by deleting such
Section in its entirety and substituting therefor the following:

          9.3 Interest Coverage Ratio. Permit the Interest Coverage Ratio (a) to be less than (i) 0.60 to 1.00 for the one fiscal quarter ending September 30, 1998, (ii) 0.65 to 1.00 for the two fiscal quarter period ending December 31, 1998 and (iii) .45 to 1.00 for the three fiscal quarter period ending March 31, 1999, and (b) for the applicable Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

          Date                                       Ratio
          ----                                       -----

          June 30, 1999                              0.45 to 1.00
          September 30, 1999                         0.55 to 1.00
          December 31, 1999                          0.65 to 1.00
          March 31, 2000                             1.00 to 1.00
          June 30, 2000                              1.25 to 1.00
          September 30, 2000                         1.25 to 1.00
          December 31, 2000                          1.25 to 1.00
          March 31, 2001                             1.15 to 1.00
          June 30, 2001                              1.00 to 1.00
          September 30, 2001                         1.00 to 1.00
          December 31, 2001                          0.95 to 1.00
          March 31, 2002                             0.90 to 1.00
          June 30, 2002                              0.95 to 1.00
          September 30, 2002                         1.00 to 1.00
          December 31, 2002                          1.10 to 1.00
          March 31, 2003 and each fiscal             1.30 to 1.00
          quarter thereafter

     (ff) Section 10.1(c) of the Credit Agreement is amended by deleting such
Section in its entirety and substituting the following therefor:

          (c) Covenants. Borrower shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VIII or Article IX hereof or under Sections 7.3, 7.6, 7.8, 7.9, 7.12 or 7.15 and such default shall remain unremedied for a period of five (5) Business Days or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of fifteen (15) Business Days after written notice to Borrower by Agent or any Lender; or

     (gg) The Credit Agreement is amended by deleting Schedules 1.1(a), 6.11(c),
6.14 and 6.15 and substituting therefor Schedules 1.1(a), 6.11(c) and 6.15 attached hereto.

     (hh) The Credit Agreement is further amended by inserting a new Exhibit 1.1(a) to read as set forth on Exhibit 1.1(a) attached hereto.

     3. Changes in Interest Rates and Fees. The Borrower, the Lenders and the Agent acknowledge and agree that any increases in any interest rates or fees resulting from the effectiveness of this Amendment shall be effective as of the Effective Date.

     4. Amendment Fee. In consideration of the execution of this Amendment by the Agent and the Lenders, the Borrower hereby agrees to pay each Lender which executes this Amendment on or prior to December 10, 2001 a fee (i) on the Effective Date, in an amount equal to (A) the sum of such Lender's Revolving Commitment (after giving effect to this Amendment) plus the outstanding principal amount of Term Loans owing to such Lender multiplied by (B) 0.50% (the "Effective Date amendment Fee") and (ii) on May 15, 2002 (unless no Commitment remains in effect, no Loan or LC Obligation remains outstanding and unpaid and no other amount is owing to any Lender or Agent under the Credit Agreement as of such date), in an amount equal to (A) the sum of such Lender's Revolving Commitment (after giving effect to any reduction on such date) plus the outstanding principal amount of Term Loans owing to such Lender (after giving effect to any principal payment on such date) multiplied by (B) 0.25% (the "May Amendment Fee" and together with the Effective Date Amendment Fee, the "Amendment Fee").

     5. Borrower's Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

     (a) The Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

     (b) This Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

     (c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date as though made on and as of the Effective Date (except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

     (d) The Borrower's execution, delivery and performance of this Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

     (e) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

     (f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

     (g) Schedule I attached hereto contains a true and complete list of all Deposit Accounts (as defined in the Amended and Restated Security Agreement attached hereto as Exhibit A) maintained by any Credit Party as of the date of this Agreement, which Schedule shall list for each account the account party, the account number, the financial institution and the address and contact party for such financial institution.

     6. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

     (a) Execution and Delivery. The Borrower, the Agent, the Required Lenders and the Majority Lenders of each Facility shall have executed and delivered this Amendment.

     (b) Execution and Delivery of Loan Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel:

          (1) revised Schedules 6.11(c), 6.14 and 6.15 to the Credit Agreement;

          (2) an Amended and Restated Security Agreement in the form of Exhibit A attached hereto, duly executed and delivered by each Credit Party;

          (3) a Perfection Certificate in the form of Exhibit B attached hereto, duly executed and delivered by each Credit Party;

          (4) an Amended and Restated Pledge Agreement in the form of Exhibit C attached hereto, duly executed and delivered by each Credit Party;

          (5) a Subsidiary Guaranty in the form of Exhibit D attached hereto, duly executed and delivered by the Subsidiary Guarantors; and

          (6) Mortgages; Title Insurance; Survey.

               (i) fully executed counterparts of deeds of trusts, mortgages and similar documents in each case in form and substance reasonably satisfactory to Agent (each a "Mortgage" and collectively, the "Mortgages"), which Mortgages shall cover such of the real property owned by the Subsidiary Guarantors as shall be listed in Schedule 6.11(c) and each real property identified by Agent (each a "Mortgaged Property" and collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien on each Mortgaged Property subject only to Permitted Liens in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders on the Initial Borrowing Date;

               (ii) mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurance companies satisfactory to Agent (the "Mortgage Policies") in amounts satisfactory to Agent insuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to Agent and shall include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that Agent or the Required Lenders in their discretion may request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as Agent in its reasonable discretion may request; (provided that to the extent any such Mortgage Policy has not been delivered on the Fourth Amendment Effective Date, Borrower shall cause all such Mortgage Policies to be delivered to Agent promptly following the Fourth Amendment Effective Date but in no event later than 45 days following the Fourth Amendment Effective Date); and

               (iii) a survey, in form and substance reasonably satisfactory to Agent, of each Mortgaged Property of a Subsidiary Guarantors listed on
          Schedule 6.11(c), dated a recent date acceptable to Agent, certified by a licensed professional surveyor in a manner reasonably satisfactory to Agent (provided that to the extent any such survey has not been delivered on the Fourth Amendment Effective Date, Borrower shall cause all such surveys to be delivered to Agent promptly following the Fourth Amendment Effective Date but in no event later than 90 days following the Fourth Amendment Effective Date, and shall cause the title insurance companies that have issued the Mortgage Policies to issue appropriate endorsements to Agent which effectively remove all survey exceptions from the Mortgage Policies);

          (7) A certificate of a Responsible Officer of Borrower in the form of Exhibit E attached hereto;

          (8) (i) An opinion of Kirkland & Ellis, special counsel to Borrower, addressed to Agent and each of the Lenders and dated the Fourth Amendment Effective Date, which shall be in form and substance reasonably satisfactory to Agent and (ii) opinions of local counsel to the Subsidiary Guarantors dated the Fourth Amendment Effective Date, each of which shall be in form and substance reasonably satisfactory to Agent, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as Agent or the Required Lenders may reasonably request;

          (9) A certificate, dated the Fourth Amendment Effective Date, signed by the secretary or any assistant secretary of each Credit Party, in the form of Exhibit 5.1(g) to the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Document (in form and substance satisfactory to Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such Secretary or Assistant Secretary, and certifying as true and correct, attach copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be satisfactory to Agent or the Required Lenders;

          (10) Good standing certificates for each Credit Party from their respective jurisdictions of incorporation or organization.

          (c) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (d) Representations and Warranties. After giving effect to the amendments and consents contemplated by this Amendment, the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (e) Payment of Effective Date Amendment Fee. The Borrower shall have paid in full to the Agent, for ratable distribution to those Lenders that have signed this Amendment on or prior to December 10, 2001, an amount equal to the Effective Date Amendment Fee; provided, however, that the Amendment Fee shall be payable only in the event that this Amendment has been executed by the Agent, the Required Lenders and the Majority Lenders of each Facility.

     7.   Consents.

     (a) Modification of Security Documents. The Required Lenders hereby consent to the amendment of the Security Agreement as set forth attached hereto as Exhibit A and to the amendment of the Pledge Agreement as set forth attached hereto as Exhibit C.

     (b) Annual Financial Statements. Notwithstanding the provisions of Section 7.1(b) of the Credit Agreement, the Required Lenders hereby consent to the delivery of the statements for the Borrower's 2001 Fiscal Year set forth in such Section on or before the earlier of the second day following the filing of the Borrower's Form 10-K with the Securities and Exchange Commission and January 21, 2002.

     8. Miscellaneous. The parties hereto hereby further agree as follows:

     (a) Costs, Expenses and Taxes. The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

     (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

     (c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

     (d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

     (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

     (f) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

     (g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with
Section 12.1 of the Credit Agreement.

                            [signature pages follow]

                                                                  CONFORMED COPY


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                       GAYLORD CONTAINER CORPORATION



                                       By:      /s/    Jeffrey B. Park
                                            ------------------------------------
                                       Name:           Jeffrey B. Park
                                       Title:          Vice President of Finance


                                       BANKERS TRUST COMPANY, in its individual
                                           capacity and as Agent


                                       By:      /s/    Robert Telesca
                                            ------------------------------------
                                       Name:           Robert Telesca
                                       Title:          Vice President








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       BEAR STEARNS INVESTMENT PRODUCTS, INC.


                                       By:      /s/    Victor F. Bulzacchelli
                                            ------------------------------------
                                       Name:           Victor F. Bulzacchelli
                                       Title:          Managing Director








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       ENDEAVOR LLC

                                       By:      PPM America, Inc.
                                                As Attorney-in-Fact


                                       By:      /s/    Kenneth W. Schlemmel
                                            ------------------------------------
                                       Name:           Kenneth W. Schlemmel
                                       Title:          Senior Managing Director






                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       FLEET NATIONAL BANK N.A.


                                       By:      /s/    Patrick McConnell
                                            ------------------------------------
                                       Name:           Patrick McConnell
                                       Title:          Vice President








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       BLACK DIAMOND CLO 1998-1 LTD.


                                       By:      /s/    Alan Corkish
                                            ------------------------------------
                                       Name:           Alan Corkish
                                       Title:          Director



                                       BLACK DIAMOND CLO 1998-1 LTD.
                                       By: Black Diamond Capital Management,
                                               L.L.C., as Collateral Manager


                                       By:      /s/    James J. Zenni, Jr.
                                            ------------------------------------
                                       Name:           James J. Zenni, Jr.
                                       Title:          President/Principal







                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       BLACK DIAMOND CLO 2000-1 LTD.


                                       By:      /s/    Alan Corkish
                                            ------------------------------------
                                       Name:           Alan Corkish
                                       Title:          Director



                                       BLACK DIAMOND CLO 2000-1 LTD.
                                       By: Black Diamond Capital Management,
                                               L.L.C., as Collateral Manager


                                       By:      /s/    James J. Zenni, Jr.
                                            ------------------------------------
                                       Name:           James J. Zenni, Jr.
                                       Title:          President/Principal






                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       NORDEA BANK FINLAND PLC,
                                       NEW YORK BRANCH


                                       By:      /s/    Michael J. Maher
                                            ------------------------------------
                                       Name:           Michael J. Maher
                                       Title:          Senior Vice President

                                       By:      /s/    Garry Weiss
                                            ------------------------------------
                                       Name:           Garry Weiss
                                       Title:          Vice President






                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       EATON VANCE SENIOR INCOME TRUST
                                       By: Eaton Vance Management as Investment
                                             Advisor


                                       By:      /s/    Payson F. Swaffield
                                            ------------------------------------
                                       Name:           Payson F. Swaffield
                                       Title:          Vice President


                                       SENIOR DEBT PORTFOLIO
                                       By: Boston Management and Research as
                                             Investment Advisor


                                       By:      /s/    Payson F. Swaffield
                                            ------------------------------------
                                       Name:           Payson F. Swaffield
                                       Title:          Vice President


                                       GRAYSON & CO.
                                       By: Boston Management and Research as
                                             Investment Advisor


                                       By:      /s/    Payson F. Swaffield
                                            ------------------------------------
                                       Name:           Payson F. Swaffield
                                       Title:          Vice President
                                                                       -



                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       FIDELITY ADVISOR SERIES II: FIDELITY
                                       ADVISOR FLOATING RATE HIGH INCOME

                                       By:      /s/    John H. Costello
                                            ------------------------------------
                                       Name:           John H. Costello
                                       Title:          Assistant Treasurer

                                       FIDELITY ADVISOR SERIES II: FIDELITY
                                       ADVISOR HIGH INCOME FUND

                                       By:      /s/    John H. Costello
                                            ------------------------------------
                                       Name:           John H. Costello
                                       Title:          Assistant Treasurer

                                       FIDELITY CHARLES STREET TRUST: FIDELITY
                                       ASSET MANAGER

                                       By:      /s/    John H. Costello
                                            ------------------------------------
                                       Name:           John H. Costello
                                       Title:          Assistant Treasurer

                                       FIDELITY CHARLES STREET TRUST: FIDELITY
                                       ASSET MANAGER GROWTH

                                       By:      /s/    John H. Costello
                                            ------------------------------------
                                       Name:           John H. Costello
                                       Title:          Assistant Treasurer

                                       FIDELITY MANAGEMENT TRUST COMPANY, AS
                                       TRUSTEE FOR THE FIDELITY GROUP FOR
                                       EMPLOYEE BENEFITS PLANS, FIDELITY
                                       COLLECTIVE TRUST

                                       By:      /s/    John P. O'Reilly, Jr.
                                            ------------------------------------
                                       Name:           John P. O'Reilly, Jr.
                                       Title:          Executive Vice President





                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       FLEET BUSINESS CREDIT CORPORATION


                                       By:      /s/    Patrick McConnell
                                            ------------------------------------
                                       Name:           Patrick McConnell
                                       Title:          Vice President







                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       FOOTHILL CAPITAL CORPORATION


                                       By:      /s/    Sean T. Dixon
                                            ------------------------------------
                                       Name:           Sean T. Dixon
                                       Title:          Vice President





                                       FOOTHILL INCOME TRUST II LP
                                       By:  FIT II GP LLC, its General Partner


                                       By:      /s/    Sean T. Dixon
                                            ------------------------------------
                                       Name:           Sean T. Dixon
                                       Title:          Managing Member







                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       LONG LANE MASTER TRUST IV
                                       By:  Fleet National Bank as Trust
                                            Administrator


                                       By:      /s/    Renee Nadler
                                            ------------------------------------
                                       Name:           Renee Nadler
                                       Title:








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       NORTHWOODS CAPITAL, LIMITED

                                       BY:  ANGELO, GORDON & CO., L.P.,
                                               AS COLLATERAL MANAGER

                                       By:      /s/    John W. Fraser
                                            ------------------------------------
                                       Name:           John W. Fraser
                                       Title:          Managing Director


                                       NORTHWOODS CAPITAL II, LIMITED

                                       BY:  ANGELO, GORDON & CO., L.P.,
                                                AS COLLATERAL MANAGER

                                       By:      /s/    John W. Fraser
                                            ------------------------------------
                                       Name:           John W. Fraser
                                       Title:          Managing Director







                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       OAK HILL SECURITIES FUND, L.P.
                                       By: Oak Hill Securities GenPar II, L.P.,
                                           its General Partner
                                       By: Oak Hill Securities MGP, Inc., its
                                           General Partner


                                       By:      /s/    Scott D. Krase
                                            ------------------------------------
                                       Name:           Scott D. Krase
                                       Title:          Vice President


                                       OAK HILL SECURITIES FUND II, L.P.
                                       By: Oak Hill Securities GenPar II, L.P.,
                                           its General Partner
                                       By: Oak Hill Securities MGP, Inc., its
                                           General Partner


                                       By:      /s/    Scott D. Krase
                                            ------------------------------------
                                       Name:           Scott D. Krase
                                       Title:          Vice President






                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       PPM AMERICA SPECIAL INVESTMENTS FUND, LP

                                       By:      PPM America, Inc.
                                                As Attorney-in-Fact


                                       By:      /s/    Kenneth W. Schlemmel
                                            ------------------------------------
                                       Name:           Kenneth W. Schlemmel
                                       Title:          Senior Managing Director






                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       SALOMON BROS. HOLDING COMPANY


                                       By:      /s/    Pierre Batrouni
                                            ------------------------------------
                                       Name:           Pierre Batrouni
                                       Title:          Vice President








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       STEIN ROE & FARNHAM INCORPORATED,
                                           as agent for Keyport Life Insurance
                                           Company


                                       By:      /s/    James R. Fellows
                                            ------------------------------------
                                       Name:           James R. Fellows
                                       Title:  Senior Vice President & Portfolio
                                               Manager


                                       STEIN ROE FLOATING RATE LIMITED
                                       LIABILITY COMPANY
                                       By: Stein Roe & Farham Incorporated, as
                                           Advisor


                                       By:      /s/    James R. Fellows
                                            ------------------------------------
                                       Name:           James R. Fellows
                                       Title:          Senior Vice President
                                              Stein Roe & Farnham  Incorporated,
                                              as Advisor to the Stein Roe
                                              Floating Rate Limited Liability
                                              Company


                                       LIBERTY-STEIN ROE ADVISOR FLOATING RATE
                                       ADVANTAGE FUND
                                       By: Stein Roe & Farham Incorporated, as
                                           Advisor


                                       By:      /s/    James R. Fellows
                                            ------------------------------------
                                       Name:           James R. Fellows
                                       Title: Senior Vice President & Portfolio
                                              Manager


                                       SRF TRADING, INC.


                                       By:      /s/    Diana L. Mushill
                                            ------------------------------------
                                       Name:           Diana L. Mushill
                                       Title:          Assistant Vice President





                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                       TRANSAMERICA BUSINESS CAPITAL CORPORATION
                                       (as successor to Transamerica Business
                                       Credit Corporation)


                                       By:      /s/    Steve Goetschius
                                            ------------------------------------
                                       Name:           Steve Goetschius
                                       Title:          Senior Vice President








                          Gaylord Container Corporation
                      Fourth Amendment to Credit Agreement

                                    EXHIBIT A


                 FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

                                    EXHIBIT B


                         FORM OF PERFECTION CERTIFICATE

                                    EXHIBIT C


                  FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT

                                    EXHIBIT D


                           FORM OF SUBSIDIARY GUARANTY

                                    EXHIBIT E


                              OFFICER'S CERTIFICATE


The undersigned, Thomas M. Steffen, hereby certifies that he is the duly elected Assistant Treasurer of Gaylord Container Corporation, a Delaware corporation (the "Borrower"), and pursuant to that certain Fourth Amendment to Credit Agreement dated as of December ___, 2001 (the Amendment") by and among the Borrower, Bankers Trust Company, as Agent, and the financial institutions party thereto as lenders (capitalized terms used herein shall, unless otherwise defined herein, have the meaning provided in the Amendment), hereby further certifies as follows:

1. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended by the Amendment) has occurred and is continuing as of the date hereof.

2. After giving effect to the Amendment, the representations and warranties of the Credit Parties contained in the Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered as of ______________, 2001.



                                        GAYLORD CONTAINER CORPORATION



                                        By:
                                            ------------------------------------
                                                 Thomas M. Steffen
                                                 Assistant Treasurer

                                 EXHIBIT 1.1(a)

                                     FORM OF
                            DEPOSIT ACCOUNT AGREEMENT

                                   SCHEDULE I

                                DEPOSIT ACCOUNTS

                          (To Be Provided by Borrower)

                                 SCHEDULE 1.1(a)

                                   COMMITMENTS

                                SCHEDULE 6.11(c)

                                  REAL PROPERTY

                          (To Be Provided by Borrower)

                                  SCHEDULE 6.15

                         CAPITALIZATION OF SUBSIDIARIES

                          (To Be Provided by Borrower)